EXHBIIT 5
                              SULLIVAN & WORCESTER LLP
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     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
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       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151






                                             June 12, 1998



Vermont Financial Services Corp.
100 Main Street
Brattleboro, Vermont 05301

         Re: Registration Statement on Form S-8 of 660,000 shares of Common Stock, par value $1.00 per share

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Vermont Financial Services Corp., a Delaware corporation (the "Company"), of 660,000 shares (the "Registered Shares") of its Common Stock, par value $1.00 per share ("Common Stock"), all of which Registered Shares are to be offered by the Company, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act. The Registered Shares are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act in connection with options granted under the Company's 1994 Stock Option Plan, as amended and restated as of August 13, 1997 (the "Plan").

         We assume that the number and issuance of options to be granted from time to time pursuant to the Plan have been or will be authorized by proper action of the Company's Board of Directors or the proper committee thereof and that the number, issuance and sale of the Registered Shares to be offered from time to time pursuant to the exercise of such options will be determined in accordance with the parameters described in the Plan, in accordance with the Company's Certificate of Incorporation, as amended (the "Certificate"), and applicable Delaware law. We further assume that prior to the issuance of any Registered Shares, there will exist, under the Certificate, the requisite number of authorized shares of Common Stock for such issuance which are unissued and are not otherwise reserved for issuance.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate as presently in effect, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

Vermont Financial Services Corp.
June 12, 1998
Page 2


         This opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the law of any other jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that, upon the issuance by the Company of Registered Shares pursuant to the exercise of options granted under the Plan and upon delivery of certificates representing such Registered Shares in the manner contemplated by the Plan and the authorization relating thereto by the Company's Board of Directors or the proper committee thereof, the Registered Shares represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Sullivan & Worcester LLP

                                             SULLIVAN & WORCESTER LLP